Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 20, 2009 (GLOBE NEWSWIRE) — Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced today its financial and operating results for the quarter ended September 30, 2009.

For the third quarter of 2009, our net income was $3.5 million, or 16 cents per diluted share, compared with $6.1 million, or 28 cents per diluted share, for the same quarter of 2008.  For the nine-month period of 2009, net income was $12.0 million, or 55 cents per diluted share, compared with $12.2 million, or 56 cents per diluted share, for the same nine-month period of 2008.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased 20.8% to $129.4 million in the third quarter of 2009 from $163.4 million in the 2008 quarter and decreased 19.2% to $377.2 million in the nine-month period of 2009 from $466.7 million in the 2008 nine-month period.  The decreases were primarily due to fuel surcharge revenue decreasing to $15.7 million in the quarter from $41.3 million in the 2008 quarter and to $39.1 million in the 2009 nine-month period from $109.4 million in the 2008 nine-month period, caused by significantly lower fuel prices in the 2009 periods.  Our operating revenue was negatively impacted by the harsh operating environment with reduced freight volumes, excess capacity furthered by lenders’ and lessors’ unwillingness to liquidate insolvent carriers, and an unprecedented increase in shipper bid packages resulting in a non-sustainable rate environment.  Operating revenue, net of fuel surcharge revenue, decreased 6.9% to $113.7 million in the 2009 quarter from $122.1 million in the 2008 quarter and decreased 5.4% to $338.1 million in the 2009 nine-month period from $357.3 million in the 2008 nine-month period, primarily due to a decrease in average miles per tractor.

Operating expenses decreased 19.6% to $122.9 million in the third quarter of 2009 from $152.8 million in the 2008 quarter and decreased 19.9% to $355.9 million in the 2009 nine-month period from $444.3 million in the 2008 nine-month period.  The operating expense decreases were primarily due to decreases in fuel and fuel taxes over both periods.  Fuel and fuel taxes decreased 48.1% to $26.6 million in the third quarter of 2009 from $51.2 million in the 2008 quarter and decreased 49.8% to $72.7 million in the 2009 nine-month period from $144.9 million in the 2008 nine-month period.  This improvement was primarily attributable to significantly lower fuel prices and fewer miles driven in the 2009 periods, and to our continued emphasis on controlling tractor and trailer fuel costs.

Our operating ratio (operating expenses as a percentage of operating revenue) was 94.9% for the third quarter of 2009 compared with 93.6% for the same quarter in 2008 and improved to 94.4% for the nine-month period of 2009 from 95.2% for the 2008 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “With our multi-faceted business model, our positive cash position with minimal debt, and our ability to keep our Marten team intact, from management to the hard-working drivers and other employees, we are confident that we are well-positioned for growth.  We continue to expand our logistics, regional and Mexican operations while focusing on superior customer service, profitable freight selection and aggressive cost controls.  We believe that many of the benefits of our strategic initiatives and cost controls have not yet been fully realized.

“Our logistics business continued to expand at a solid pace.  Logistics revenue, net of intermodal fuel surcharges, grew to $27.4 million in the third quarter, an increase of 16.6% over the 2008 quarter.  For the year, logistics revenue, net of intermodal fuel surcharges, grew 11.3% to $75.2 million, compared to $67.6 million in 2008.  Logistics revenue consists of revenue from our internal brokerage and intermodal operations and revenue associated with our 45% interest in MW Logistics, LLC, a third-party provider of logistics services.

“Finally, we are pleased to be named to the Forbes.com list of America’s 200 Best Small Companies for the fourth time in the last five years.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including that we are well-positioned for growth.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements.  Important factors known to us that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008.  We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$7,891	$2,395
Marketable securities	4,750	2,604
Receivables:
Trade, net	49,879	50,143
Other	6,612	7,385
Prepaid expenses and other	10,534	13,705
Deferred income taxes	6,593	6,140
Total current assets	86,259	82,372

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	482,581	451,172
Accumulated depreciation	(150,084)	(136,871)
Net property and equipment	332,497	314,301
Other assets	559	770
TOTAL ASSETS	$419,315	$397,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$1,241	$1,807
Accounts payable and accrued liabilities	38,235	32,894
Insurance and claims accruals	20,679	21,386
Current maturities of long-term debt	1,428	1,428
Total current liabilities	61,583	57,515
Long-term debt, less current maturities	—	1,429
Deferred income taxes	87,039	81,048
Total liabilities	148,622	139,992

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,885,073 shares at September 30, 2009, and 21,830,071 shares at December 31, 2008, issued and outstanding	219	218
Additional paid-in capital	76,351	75,305
Retained earnings	192,215	180,213
Total Marten Transport, Ltd. stockholders’ equity	268,785	255,736
Noncontrolling interest	1,908	1,715
Total stockholders’ equity	270,693	257,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$419,315	$397,443

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2009	2008	2009	2008

OPERATING REVENUE	$129,395	$163,377	$377,154	$466,745

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	34,257	39,885	106,118	114,322
Purchased transportation	29,192	29,125	77,877	88,414
Fuel and fuel taxes	26,580	51,215	72,718	144,929
Supplies and maintenance	9,630	9,588	29,006	28,298
Depreciation	13,272	12,396	40,091	36,704
Operating taxes and licenses	1,591	1,588	4,969	5,062
Insurance and claims	5,356	5,770	15,555	17,988
Communications and utilities	1,011	837	3,078	2,707
Gain on disposition of revenue equipment	(596)	(453)	(1,595)	(2,439)
Other	2,566	2,898	8,047	8,322

Total operating expenses	122,859	152,849	355,864	444,307

OPERATING INCOME	6,536	10,528	21,290	22,438

OTHER EXPENSES (INCOME):
Interest expense	35	196	133	1,032
Interest income	(51)	(38)	(114)	(152)
	(16)	158	19	880

INCOME BEFORE INCOME TAXES	6,552	10,370	21,271	21,558
Less: Income before income taxes attributable to noncontrolling interest	93	317	354	922

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	6,459	10,053	20,917	20,636

PROVISION FOR INCOME TAXES	2,987	3,926	8,915	8,387

NET INCOME	$3,472	$6,127	$12,002	$12,249

BASIC EARNINGS PER COMMON SHARE	$0.16	$0.28	$0.55	$0.56

DILUTED EARNINGS PER COMMON SHARE	$0.16	$0.28	$0.55	$0.56

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended September 30,		Dollar Change Three Months Ended September 30,	Percentage Change Three Months Ended September 30,
(Dollars in thousands)	2009	2008	2009 vs. 2008	2009 vs. 2008
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$86,324	$98,600	$(12,276)	(12.5)%
Truckload fuel surcharge revenue	13,942	38,442	(24,500)	(63.7)
Total Truckload revenue	100,266	137,042	(36,776)	(26.8)

Logistics revenue, net of intermodal fuel surcharge revenue	27,362	23,472	3,890	16.6
Intermodal fuel surcharge revenue	1,767	2,863	(1,096)	(38.3)
Total Logistics revenue	29,129	26,335	2,794	10.6

Total operating revenue	$129,395	$163,377	$(33,982)	(20.8)%

Operating income:
Truckload	$5,047	$8,619	$(3,572)	(41.4)%
Logistics	1,489	1,909	(420)	(22.0)
Total operating income	$6,536	$10,528	$(3,992)	(37.9)%

Operating ratio:
Truckload	95.0%	93.7%		(1.4)%
Logistics	94.9	92.8		(2.3)
Consolidated operating ratio	94.9%	93.6%		(1.4)%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Nine Months Ended September 30,		Dollar Change Nine Months Ended September 30,	Percentage Change Nine Months Ended September 30,
(Dollars in thousands)	2009	2008	2009 vs. 2008	2009 vs. 2008
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$262,828	$289,737	$(26,909)	(9.3)%
Truckload fuel surcharge revenue	35,065	102,508	(67,443)	(65.8)
Total Truckload revenue	297,893	392,245	(94,352)	(24.1)

Logistics revenue, net of intermodal fuel surcharge revenue	75,237	67,583	7,654	11.3
Intermodal fuel surcharge revenue	4,024	6,917	(2,893)	(41.8)
Total Logistics revenue	79,261	74,500	4,761	6.4

Total operating revenue	$377,154	$466,745	$(89,591)	(19.2)%

Operating income:
Truckload	$16,577	$16,980	$(403)	(2.4)%
Logistics	4,713	5,458	(745)	(13.6)
Total operating income	$21,290	$22,438	$(1,148)	(5.1)%

Operating ratio:
Truckload	94.4%	95.7%		1.4%
Logistics	94.1	92.7		(1.5)
Consolidated operating ratio	94.4%	95.2%		0.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Truckload Segment:
Revenue (in thousands)	$100,266	$137,042	$297,893	$392,245
Average truckload revenue, net of fuel surcharges, per total mile	$1.490	$1.531	$1.505	$1.502
Average miles per tractor(1)	24,039	27,736	72,955	81,977
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$2,725	$3,231	$2,816	$3,146
Average tractors (1)	2,410	2,322	2,393	2,353
Average miles per trip	728	835	781	863
Non-revenue miles percentage(2)	9.7%	8.0%	9.3%	8.0%
Total miles – company-employed drivers (in thousands)	51,818	56,897	156,487	166,794
Total miles – independent contractors (in thousands)	6,120	7,510	18,108	26,058

Logistics Segment:
Brokerage:
Marten Transport
Revenue (in thousands)	$9,796	$6,751	$25,117	$18,365
Loads	5,416	3,027	13,568	8,475
MWL
Revenue (in thousands)	$8,371	$9,151	$23,363	$29,248
Loads	4,775	4,458	13,594	14,601
Intermodal:
Revenue (in thousands)	$10,962	$10,433	$30,781	$26,887
Loads	4,929	3,237	13,238	8,163
Average tractors	65	61	61	51

At September 30, 2009, and September 30, 2008:
Total tractors(1)	2,459	2,377
Average age of company tractors (in years)	2.3	2.2
Total trailers	4,055	4,249
Average age of company trailers (in years)	3.3	2.9
Ratio of trailers to tractors(1)	1.6	1.8
Ratio of tractors to non-driver personnel(1)	4.3	4.7

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2009	2008	2009	2008

Net cash provided by operating activities	$20,679	$28,516	$63,207	$50,234
Net cash used for investing activities	20,810	17,678	56,109	14,908

Weighted average shares outstanding:
Basic	21,885	21,798	21,865	21,773
Diluted	21,988	21,952	21,982	21,926

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 205 and 209 tractors as of September 30, 2009, and 2008, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.